Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement on Form F-1 of our report dated December 28, 2020, relating to the consolidated financial statements of Versus Systems Inc., which is part of this Amendment No. 3 to Registration Statement on Form F-1.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP
“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Professional Accountants

January 11, 2021